AMENDING REGISTRATION RIGHTS AGREEMENT

THIS AMENDING REGISTRATION RIGHTS AGREEMENT dated for reference April 1, 2015.

BETWEEN:

ABATTIS BIOCEUTICALS CORP., a British Columbia corporation having an office at Suite 1040, 885 West Georgia Street, Vancouver, British Columbia, V6C 3E8.

(the "Company")

OF THE FIRST PART

AND:

Dutchess Opportunity Fund, II, LP, a Delaware Limited Partnership having an office at Suite 2, 50 Commonwealth Avenue, Boston, Massachusetts, 02116.

(the "Investor").

OF THE SECOND PART

WHEREAS:

A.	On January 28, 2015, the Company and the Investor entered into an Investment Agreement (the "Agreement") whereby the Company agreed to issue and sell to the Investor up to 180,000,000 shares of the Company's Common Stock, no par value per share (the "Common Stock"), to be purchased pursuant to the terms and subject to the conditions set forth in the Investment Agreement.
B.	Contemporaneously with the execution and delivery of the Investment Agreement, the parties entered into a Registration Rights Agreement pursuant to which the Company agreed to provide certain registration rights under the Securities Act of 1933 (the "1933 Act").
C.	The parties have agreed to amend the Registration Rights Agreement to extend the term under which the Company is required to file with the SEC a registration statement.

NOW THEREFORE, for valuable consideration and upon the mutual covenants and promises contained herein, the parties hereto agree as follows:

1.	Section 2. Registration, sub-section (a) is replaced with the following paragraph:

"Subject to Section 3(g), the Company shall, within thirty (30) days after the date of the Amending Registration Rights Agreement dated April 1, 2015, file with the SEC the Registration Statement or Registration Statements (as is necessary) on Form F-1 (or, if such form is unavailable for such a registration, on such other form as is available for such registration), covering the resale of all of the Registrable Securities, which Registration Statement(s) shall state that, in accordance with Rule 416 promulgated under the 1933 Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon stock splits, stock dividends or

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similar transactions. The Company shall initially register for resale 180,000,000 shares of Common Stock, except to the extent that the SEC requires the share amount to be reduced as a condition of effectiveness."

2.	The Agreement remains in full force and effect except as expressly amended by this Amending Registration Rights Agreement.

IN WITNESS WHEREOF this Amending Registration Rights Agreement has been executed as of the day and year first above written.

DUTCHESS OPPORTUNITY FUND, II, L.P.

By:	/s/ Douglas H. Leighton
Douglas H. Leighton
Managing Member of:
Dutchess Capital Management, II, LLC
General Partner to:
Dutchess Opportunity Fund, II, LP

ABATTIS BIOCEUTICALS CORP.

By:	/s/ Rene David
Rene David
Chief Financial Officer